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                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                       OF
                            FIRST BRANDS CORPORATION
                          7.25% SENIOR NOTES DUE 2007

     To   Registered  Holder  and/or  Participant  of  the  Book-Entry  Transfer
Facility:

     The  undersigned   hereby   acknowledges   receipt   of   the   Prospectus,
dated                 , 1997 (the  'Prospectus') of First  Brands Corporation, a
Delaware corporation (the 'Company'), and the accompanying Letter of Transmittal (the 'Letter of Transmittal'), that together constitute the Company's offer (the 'Exchange Offer'). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 7.25% Senior Notes due 2007 (the 'Notes') held by you for the account of the undersigned.

     The aggregate face amount of the Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $           of the 7.25% Senior Notes due 2007

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

     [ ] TO TENDER the following Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF NOTES TO BE TENDERED, IF ANY):
         $

     [ ] NOT TO TENDER any Notes held by you for the account of the undersigned.

     If the undersigned instruct you to tender the Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (FILL IN STATE)
            , (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the 'Act'), in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled 'The Exchange Offer -- Resales of the Exchange Notes,' and (v) the undersigned is not an 'affiliate,' as defined in Rule 405 under the Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.

                                   SIGN HERE

Name of beneficial owner(s): ...................................................
Signature(s):  .................................................................
Name (please print):  ..........................................................
Address:  ......................................................................
 ...............................................................................
 ...............................................................................
Telephone number:  .............................................................
Taxpayer Identification or Social Security Number:  ............................
Date:  .........................................................................



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